Exhibit 24.1

THE GOODYEAR TIRE & RUBBER COMPANY

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio (the “Company”), hereby constitute and appoint RICHARD J. KRAMER, C. THOMAS HARVIE, and THOMAS A. CONNELL, and each of them, their true and lawful attorneys-in-fact and agents, each one of them with full power and authority to sign the names of the undersigned directors to the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for its fiscal year ended December 31, 2004, and to any and all amendments, supplements and exhibits thereto and any other instruments filed in connection therewith; provided, however, that said attorneys-in-fact shall not sign the name of any director unless and until the Annual Report shall have been duly executed by the officers of the Company then serving as the chief executive officer of the Company, the principal financial officer of the Company and the principal accounting officer of the Company; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, or any one or more of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents this 9th day of December, 2004.

/s/ Susan E. Arnold	/s/ James C. Boland

Susan E. Arnold, Director	James C. Boland, Director

/s/ John G. Breen	/s/ Gary D. Forsee

John G. Breen, Director	Gary D. Forsee, Director

/s/ William J. Hudson, Jr.	/s/ Robert J. Keegan

William J. Hudson, Jr., Director	Robert J. Keegan, Director

/s/ Steven A. Minter	/s/ Rodney O’Neal

Steven A. Minter, Director	Rodney O’Neal, Director

/s/ Shirley D. Peterson	/s/ Thomas H. Weidemeyer

Shirley D. Peterson, Director	Thomas H. Weidemeyer, Director

THE GOODYEAR TIRE & RUBBER COMPANY

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio (the “Company”), hereby constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, and THOMAS A. CONNELL, and each of them, her true and lawful attorneys-in-fact and agents, each one of them with full power and authority to sign the name of the undersigned director to the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for its fiscal year ended December 31, 2004, and to any and all amendments, supplements and exhibits thereto and any other instruments filed in connection therewith; provided, however, that said attorneys-in-fact shall not sign the name of the director unless and until the Annual Report shall have been duly executed by the officers of the Company then serving as the chief executive officer of the Company, the principal financial officer of the Company and the principal accounting officer of the Company; and the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, or any one or more of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has subscribed these presents this 23rd day of February, 2005.

/s/ Denise M. Morrison

Denise M. Morrison, Director